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Exhibit 10.27

EIGHTH AMENDMENT TO LOAN AGREEMENT

    This EIGHTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of March 9, 2001, is among SONIC CORP., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is or may from time to time become a signatory or party to the Agreement (hereinafter defined) or any successor or permitted assignee thereof (each a "Bank" and collectively, the "Banks"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as agent for itself and the other Banks and as issuer of Letters of Credit under the Agreement (in such capacity, together with its successors in such capacity, the "Agent").

RECITALS:

    A.    Borrower, a prior Agent and Banks have entered into that certain Loan Agreement dated as of July 12, 1995, as amended by (i) that certain First Amendment to Loan Agreement dated as of August 16, 1996, (ii) that certain Second Amendment to Loan Agreement dated as of September 27, 1996, (iii) that certain Third Amendment to Loan Agreement dated as of June 19, 1997, (iv) that certain Fourth Amendment to Loan Agreement dated as of January 27, 1998, (v) that certain Fifth Amendment to Loan Agreement dated as of April 2, 1998, (vi) that certain Sixth Amendment to Loan Agreement dated as of June 2, 1999, (vii) that certain Seventh Amendment to Loan Agreement dated as of January 28, 2000 (as amended, the "Agreement").

    B.    Pursuant to the Agreement, the undersigned guarantors (each a "Guarantor" and, collectively, the "Guarantors") have executed Guaranties, which guarantee to Agent the payment and performance of the Obligations.

    C.    Effective as of the date hereof, the prior agent, The Chase Manhattan Bank, formerly known as Chase Bank of Texas National Association formerly Texas Commerce Bank National Association, has resigned as agent for the Banks and assigned all of its interests in the Borrower's credit facility to other Banks, and Bank of America been appointed Agent by the Banks and accepted such appointment.

    D.    Borrower, Agent and Banks now desire to amend the Agreement (i) to increase the commitments of the Banks to $80,000,000 in the aggregate, (ii) to modify the interest rate margins applicable to Eurodollar Advances, Letter of Credit Fees and Commitment Fees, and (iii) as otherwise provided herein.

    NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

    Section 1.1    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II

Amendments

    Section 2.1    Banks. Concurrently herewith, Chase Manhattan Bank, formerly known as Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association ("Chase") is assigning to Bank of America, UMB Bank, n.a., formerly UMB Oklahoma Bank ("UMB"), Fleet National Bank, successor by merger to Summit Bank ("Fleet") and BancFirst ("BancFirst") all of Chase's rights and obligations under the Agreement and the other Loan Documents pursuant to those certain Assignments and Acceptances of even date herewith between

Chase as Assignor and Bank of America, UMB, Fleet and BancFirst, respectively, as Assignees. Of Chase's total obligations of $10,750,000.00, such assignments allocate the obligations to Bank of America in the amount of $3,110,405.00 (28.934% of Chase's total interest), to UMB in the amount of $2,455,622.50 (22.843% of Chase's total interest), to Fleet in the amount of $2,455,622.50 (22.843% of Chase's total interest), and to BancFirst in the amount of $2,728,350.00 (25.380%). Thereafter, one or more Banks shall make offsetting payments to the other Banks as requested by the Agent in order to cause the outstanding principal balance of each Bank's Note to correspond to its Commitment as amended herein.

    Section 2.2    Amendment to Commitments. Effective as of the date hereof, the Commitment amounts set forth on the signature pages to the Agreement are hereby amended to be the amounts set forth below for the respective Banks:

Bank of America, N.A.	$25,000,000
UMB Bank, n.a.	15,000,000
Fleet National Bank	20,000,000
BancFirst	20,000,000

TOTAL	$80,000,000

    Section 2.3    Amendment to Definition of Applicable Percentage. Effective as of the date hereof, the table appearing in the definition of "Applicable Percentage" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

Level	Ratio of Consolidated Funded Debt to Consolidated EBITDA	Applicable Margin for Eurodollar Advances	Applicable Commitment Fee	Applicable Letter of Credit Fee
I	Less than .50 to 1.00	.75%	.125%	.75%
II	Greater than or equal to .50 to 1.00 but less than 1.00 to 1.00	1.00%	.20%	1.00%
III	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	1.25%	.20%	1.25%
IV	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.50%	.25%	1.50%
V	Greater than or equal to 2.00 to 1.00	1.75%	.25%	1.75%

    Initial pricing as of the date hereof shall be fixed at Level III until receipt of the Borrower's Compliance Certificate for the next reporting period after the date hereof and then adjusted to the Applicable Percentage as demonstrated by the ratio of Consolidated Funded Debt to Consolidated EBITDA as set forth in the definition of Applicable Percentage, as amended hereby.

    Section 2.4    Amendment to Definition of Engagement Letter. Effective as of the date hereof, the definition of "Engagement Letter" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

      "Engagement Letter" means that certain letter agreement dated February 26, 2001, among Borrower, Bank of America Securities, LLC and Bank of America.

    Section 2.5    Amendment to Definition of Interest Period. Effective as of the date hereof, the definition of "Interest Period" set forth in Section 1.1 of the Agreement is hereby amended only to the extent that the reference therein to the periods of "the first (1st), second (2nd) or third (3rd) calendar month" shall hereafter be "the first (1st), second (2nd), third (3rd) or sixth (6th) calendar month".

    Section 2.6    Amendment to Advance Request Form. Effective as of the date hereof, the form of the Advance Request Form attached to the Agreement as described in the definition of "Advance Request Form" set forth in Section 1.1 of the Agreement is hereby amended only to the extent that: (i) the name and address of the prior Agent shall be replaced by "Bank of America, N.A., 211 North Robinson, Oklahoma City, Oklahoma, 73102, Attn: Michael S. Reeves"; and (ii) a designation of a "six months" Interest Period shall be added after the "three months" designation to allow Borrower's election of a "six month" Interest Period for a Eurodollar Advance.

    Section 2.7    Amendment to Definition of Principal Office. Effective as of the date hereof, the definition of "Principal Office" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

      "Principal Office" means the principal office of the Agent in Oklahoma, presently located at 211 North Robinson, Oklahoma City, Oklahoma, 73102.

    Section 2.8    Amendment to Definition of Termination Date. Effective as of the date hereof, the definition of "Termination Date" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

      "Termination Date" means the earlier of (a) 11:00 A.M. Oklahoma City, Oklahoma time on July 12, 2003 or such later date to which the Termination Date may be extended pursuant to Section 2.11, or (b) such earlier date on which the Commitments terminate as provided in this Agreement."

    Section 2.9    Amendment to Section 3.5. Effective as of the date hereof, Section 3.5 of the Agreement is hereby amended only to the extent of adding the following to the end of said Section 3.5, which shall read as follows:

      "Notwithstanding the foregoing, nonrefundable Letter of Credit fees may be due and payable by the Borrower at times in addition to or other than upon issuance of such Letters of Credit. The terms, amounts and times for payment shall be as set forth in the L/C Documents."

    Section 2.10    Amendment to Section 13.6. Effective as of the date hereof, Section 13.6 of the Agreement is hereby amended only to the extent of adding an additional subsection (g), which shall read as follows:

      "(g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 13.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Bank of any Loan or Note to any Federal Reserve Bank in accordance with applicable law."

    Section 2.11    Amendment to Governing Law and Venue. Effective as of the date hereof, Section 13.12 of the Loan Agreement is hereby amended only to the extent that: (i) the reference to the "LAWS OF THE STATE OF TEXAS" shall hereafter be the "LAWS OF THE STATE OF OKLAHOMA"; and (ii) the reference to venue lying in "DALLAS COUNTY, TEXAS" shall hereafter be "OKLAHOMA COUNTY, OKLAHOMA".

    Section 2.12    Amendment to Agent Designation. Effective as of the date hereof, all references in the Agreement, all Exhibits and Schedules thereto, and all other Loan Documents, to Chase Bank of Texas National Association or Texas Commerce Bank National Association shall hereafter refer to Bank of America, N.A. at its Principal Office as described herein.

ARTICLE III

Conditions Precedent

    Section 3.1    Conditions. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

    (a)  Documents. Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Agent, or other evidence acceptable to Agent which will satisfy any respective condition described below:

      (1) Resolutions. Resolutions of the Board of Directors of Borrower and each Guarantor (other than the Partnerships), certified by the Secretary or an Assistant Secretary of such Person, which authorize the execution, delivery, and performance by such Person of this Amendment and the other Loan Documents to which such Person is or is to be a party hereunder;

      (2) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower and each Guarantor (other than the Partnerships), respectively, certifying the names of the officers of such Person authorized to sign this Amendment and each of the other Loan Documents to which such Person is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

      (3) Amendments to Certificates of Incorporation. From and after the date of the Sixth Amendment to Loan Agreement, any amendments to the certificates of incorporation of Borrower and each Guarantor which is a corporation, certified by the Secretary of State of its state of incorporation and dated within ten (10) days prior to the date hereof;

      (4) Amendments to Bylaws. From and after the date of the Sixth Amendment to Loan Agreement, any amendments to the bylaws of Borrower and each Guarantor which is a corporation, certified by the Secretary or an Assistant Secretary of such Person;

      (5) Governmental Certificates. (a) Certificates of the appropriate government officials of the respective states of incorporation of the Borrower and each Guarantor (other than the Partnerships) as to the existence and good standing of such Persons, and (b) with respect to the Borrower, Sonic Restaurants, Inc., Sonic Service Corp. and Sonic Industries Inc. only, certificates of the appropriate governmental officials of each state where the nature of such Person's business in such state makes qualification to do business necessary and where failure to so qualify would have a Material Adverse Effect, as to the qualification and good standing of such Person in such state, each dated within ten (10) days prior to the date hereof;

      (6) Amendments to Business Trust Documentation. From and after the date of the Sixth Amendment to Loan Agreement, any amendments to the appropriate organizational documents and agreements relating to America's Drive-In Trust, as the Agent may request, all certified to the satisfaction of the Agent;

      (7) Amendments to Partnership Certificate. A certificate of an authorized officer of Sonic Restaurants, Inc., certifying that (i) each of the Partnerships has been duly formed and is validly existing, (ii) the Partnerships have the power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which they are a party, and (iii) Sonic Restaurants, Inc. has the power and authority to execute this Amendment and such Loan Documents on behalf of the Partnerships, as the managing general partner of each of the Partnerships, and to thereby bind the Partnerships;

      (8) Notes. Promissory Notes, each in the form of Annex II hereto, executed by the Borrower and payable to the order of the respective Banks, each in the amount of the respective Bank's

  Commitment, which Promissory Notes shall be in renewal and modification of the Notes executed at the closing of the Agreement;

      (9) Opinion of Counsel. A favorable opinion of Phillips McFall McCaffrey McVay & Murrah, P.C., legal counsel to Borrower and the Subsidiaries, as to the matters set forth in Annex III hereto, and such other matters as Agent may reasonably request; and

      (10) Additional Information. Agent shall have received such additional documents, instruments and information as Agent or its legal counsel may request;

    (b) Attorneys' Fees and Expenses. The Borrower shall have paid the costs and expenses (including reasonable attorneys' fees) of the Agent, incurred in connection with the preparation, negotiation, execution and closing of this Amendment;

    (c) Representations and Warranties. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof;

    (d) No Default. No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

    (e) Adjustment of Principal Balances. One or more Banks shall have made offsetting payments to the other Banks as requested by the Agent in order to cause the outstanding principal balance of each Bank's Note to correspond to its Commitment as amended herein.

    (f)  Corporate Matters. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

ARTICLE IV

Ratifications, Representations and Warranties

    Section 4.1    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower, Agent and the Banks agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

    Section 4.2    Release of Claims. The Borrower and the Guarantors each hereby acknowledge and agree that none of them has any and there are no claims or offsets against or defenses or counterclaims to the terms and provisions of or the obligations of the Borrower, any Guarantor or any Subsidiary created or evidenced by the Agreement or any of the other Loan Documents, and to the extent any such claims, offsets, defenses or counterclaims exist, the Borrower and the Guarantors each hereby waive, and hereby release the Agent and each of the Banks from, any and all claims, offsets, defenses and counterclaims, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

    Section 4.3    Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate, partnership and trust action on the part of Borrower and the Guarantors and will not violate the articles of incorporation, bylaws, partnership agreement or other organizational documents of Borrower or the Guarantors, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

ARTICLE V

Miscellaneous

    Section 5.1    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent and the Banks to rely upon them.

    Section 5.2    Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

    Section 5.3    Expenses of Agent. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of Agent's legal counsel.

    Section 5.4    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

    Section 5.5    APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

    Section 5.6    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Borrower, Agent and the Banks and their respective successors and permitted assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

    Section 5.7    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

    Section 5.8    Effect of Waiver. No consent or waiver, express or implied, by Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

    Section 5.9    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

    Section 5.10    Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Annotated Texas Statutes, Article 5069-15) are specifically declared by the parties not to be applicable to this Amendment or any of the Loan Documents or the transactions contemplated hereby.

    Section 5.11    ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO REGARDING THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

    Executed as of the date first written above.

BORROWER:
SONIC CORP.
By:	/s/ KEITH O. JOSSELL Keith O. Jossell Treasurer
AGENT AND BANKS:
BANK OF AMERICA, N.A., (formerly NationsBank, N.A., formerly Boatmen's National Bank of Oklahoma, formerly Bank IV Oklahoma, N.A.), as Agent
By:	/s/ DAVID A. JOHANSON David A. Johanson Vice President
BANK OF AMERICA, N.A., (formerly NationsBank, N.A., formerly Boatmen's National Bank of Oklahoma, formerly Bank IV Oklahoma, N.A.), as a Bank
By:	/s/ KARL G. BOVEE Karl G. Bovee Sr. Vice President
UMB BANK, N.A., formerly known as UMB Oklahoma Bank
By:	/s/ RICHARD J. LEHRTER Richard J. Lehrter Community Bank President
BANCFIRST
By:	/s/ BRIAN RENZ Brian Renz Sr. Vice President
FLEET NATIONAL BANK, successor by merger to Summit Bank
By:	/s/ J. NICHOLAS COLE J. Nicholas Cole Director

    Each Guarantor hereby (a) consents and agrees to this Amendment, (b) agrees that its respective Guaranty shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, and (c) represents and warrants that each of the representations and warranties set forth in this Amendment with regard to each such Guarantor are true and correct in all respects. Further, each Guarantor hereby agrees to the amendment of Section 16 of its respective Guaranty only to the extent that: (i) the reference to the "LAWS OF THE STATE OF TEXAS" shall hereafter be the "LAWS OF THE STATE OF OKLAHOMA"; and (ii) the reference to venue lying in "DALLAS COUNTY, TEXAS" shall hereafter be "OKLAHOMA COUNTY, OKLAHOMA".

GUARANTORS:
SONIC RESTAURANTS, INC.
By:	/s/ KEITH O. JOSSELL Keith O. Jossell Treasurer
SONIC INDUSTRIES, INC.
By:	/s/ KEITH O. JOSSELL Keith O. Jossell Treasurer
AMERICA'S DRIVE-IN CORP.
By:	/s/ KEITH O. JOSSELL Keith O. Jossell Treasurer
AMERICA'S DRIVE-IN TRUST
By:	/s/ KEITH O. JOSSELL Keith O. Jossell Treasurer
EACH OF THE PARTNERSHIPS SPECIFIED ON ANNEX I HERETO, each an Oklahoma general partnership
By:	SONIC RESTAURANTS, INC., Managing General Partner of each of such partnerships
By:	/s/ KEITH O. JOSSELL Keith O. Jossell Treasurer

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EIGHTH AMENDMENT TO LOAN AGREEMENT